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                                                                     Exhibit (j)


                      CONSENT OF INDEPENDENT AUDITORS





The Board of Directors and Shareholders
Aetna Series Fund, Inc.:


We consent to the use of our reports dated December 7, 2001 on the statements of assets and liabilities of ING Growth, ING International Growth Fund, ING Small Company Fund, ING Value Opportunity Fund, ING Technology Fund, ING Index Plus Large Cap Fund, ING Index Plus Mid Cap Fund, ING Index Plus Small Cap Fund, ING Balanced Fund, ING Growth & Income Fund, ING Bond Fund, ING Government Fund, ING Money Market Fund, ING Ascent Fund, ING Crossroads Fund, ING Legacy Fund, ING Index Plus Protection Fund, Brokerage Cash Reserves (formerly, the Aetna Funds) as of October 31, 2001, and the related statements of operations, statements of changes in net assets and financial highlights for each of the years or periods presented, incorporated by reference in Post-Effective Amendment No. 52, to Registration Statement (No. 33-41694) on Form N-1A under the Securities Act of 1933.

We also consent to the references to our firm under the headings, "Financial Highlights" in the prospectuses and "Independent Auditors" in the statements of additional information.







Hartford, Connecticut
February 26, 2002